Exhibit 10.3

         This Purchase and Sale Agreement, dated as of July 1, 2002, between Raphael Benaroya (the "Employee") and UNITED RETAIL GROUP, INC., (the "Issuer").

         Whereas, the Employee is employed by the Issuer;

         Whereas, the Issuer holds a promissory note, dated November 30, 2001, issued by the Employee to the order of the Issuer in the principal amount of $2,844,393.24 (the "Note");

         Whereas, the Employee is the sole owner, among other things, of 278,529 Units of the Issuer's stock (the "Purchased Shares");

         Whereas, the Employee wishes to sell and convey the Purchased Shares to the Issuer in exchange for the cancellation of his Note (the "Exchange"); and

         Whereas, the Compensation Committee of the Board of Directors of the Issuer at a meeting held on July 1, 2002 authorized any officer of the Issuer to consummate the Exchange.

         NOW, THEREFORE, the parties agree as follows:

1. The Employee shall surrender to the Issuer for cancellation stock certificates registered in his name representing 278,529 Units of the Issuer's stock and shall deliver to the Issuer stock powers executed in blank therefor.

2. The Units represented by the cancelled certificates shall become treasury stock of the Issuer.

3. Each such Unit shall be deemed to have a value equal to the closing price on the NASDAQ National Market on Friday, June 28, 2002, that is, $10.50.

4. The value of such Units shall be set off against the outstanding principal of and accrued interest on the Note as payment in full in lieu of payment in cash.

5. The Note shall be cancelled by the Issuer and returned to the Employee.

6. The Employee represents and warrants to the Issuer that (i) he is the sole owner of the Purchased Shares free and clear of liens and encumbrances and (ii) no option, warrant or other right to purchase the Purchased Shares is outstanding.

7. The Issuer represents to the Employee that it is the sole owner of the Note free and clear of liens and encumbrances.

IN WITNESS WHEREOF, the parties have executed this Agreement in the City of Rochelle Park, New Jersey, in the case of the Issuer by an officer thereunto duly authorized.



/s/ Raphael Benaroya
____________________                        UNITED RETAIL GROUP, INC.
   Raphael Benaroya

                                            By: /s/ George R. Remeta
                                                ------------------------------
                                                Chief Administrative Officer